Exhibit 10.2

AMENDMENT

TO

CARROLS RESTAURANT GROUP, INC.

2006 STOCK INCENTIVE PLAN

AMENDMENT (this “Amendment”) to the Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan (the “Plan”). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Plan.

WHEREAS, the Board of Directors of Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), previously adopted the Plan, which was approved by the stockholders of the Company;

WHEREAS, pursuant to and in accordance with the terms and provisions of the Plan, in March 2010, the Board of Directors of the Company adopted amendments to the Plan to modify Outside Director Awards to provide that, on the date of each annual meeting of Stockholders of the Company beginning with the 2010 annual meeting of Stockholders and on each annual Stockholders meeting thereafter, each Outside Director would no longer be granted an Outside Director Stock Option to purchase 3,500 shares of Stock, and in lieu thereof, each such Outside Director would be granted as of the date of each such annual meeting of Stockholders beginning with the 2010 annual meeting of Stockholders, a Stock Award comprised of that number of shares of Stock having an aggregate Fair Market Value of $25,000 on the date of grant; and

WHEREAS, all terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect.

NOW THEREFORE, the Plan has been amended as follows:

1.	The first paragraph of Section 8 of the Plan was amended by adding the following sentence at the end of such paragraph:

“Notwithstanding the preceding sentence, no further grants of such Outside Director Stock Options shall be made to Outside Directors after the date of the 2009 annual meeting of Stockholders.”

2.	The first paragraph of Section 9 of the Plan was amended by adding the following new subsection (c) thereof immediately following subsection (b) thereof:

“(c) On the date of the 2010 annual meeting of Stockholders of the Company, and on the date of each annual meeting of Stockholders of the Company during each Company fiscal year thereafter, each Outside Director of the Company shall be granted a Stock Award comprised of that number of shares of Stock having an aggregate Fair Market Value of $25,000 on the date of grant.”

IN WITNESS WHEREOF, the Secretary of the Company has executed this Amendment and certifies that the amendment to the Plan set forth above accurately reflects the amendment to the Plan adopted by the Board of Directors of the Company.

/s/ Joseph A. Zirkman
Joseph A. Zirkman, Secretary

Dated: March 24, 2010